Exhibit 10.6
AMENDMENT NUMBER ONE
TO CONSTAR INTERNATIONAL INC.
2009 EQUITY COMPENSATION PLAN
WHEREAS, the Board of Directors of Constar International Inc. has duly adopted an amendment to the 2009 Equity Compensation Plan, such Plan is amended to add the following section 9.5:
“9.5. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no vesting period may be accelerated except in the case of death, Disability, retirement or Change in Control, except as provided in any agreements existing as of the date the Plan was approved by the Company’s stockholders.”

/s/ Ruth Mack
Ruth Mack
President and Chief Executive Officer